AMENDMENT TO THE
SERIES PORTFOLIOS TRUST
FUND ACCOUNTING SERVICING AGREEMENT

    THIS AMENDMENT to the Fund Accounting Servicing Agreement dated as of September 15, 2015, as amended (the “Agreement”), is entered into as of the last date on the signature block, by and between SERIES PORTFOLIOS TRUST, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add the Adaptiv Select ETF as a new series of the Trust to the Agreement and to add the corresponding fee schedules applicable to Adaptiv Select ETF as Exhibit V to the Agreement; and

WHEREAS, Section 13 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement and add the following series of Series Portfolios Trust:

1.Exhibit V is hereby added and attached hereto.

2.Except to the extent amended hereby, the Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

SERIES PORTFOLIOS TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Ryan L. Roell	By: /s/ Jason Hadler
Name: Ryan L. Roell	Name: Jason Hadler
Title: President	Title: SVP
Date: 9/8/2022	Date: 9/7/2022

Exhibit V to the Series Portfolios Trust Fund Accounting Servicing Agreement

Name of Series

Adaptiv Select ETF

Base Fee for Accounting, Administration, Transfer Agent & Account Services

The following reflects the greater of the basis point fee or annual minimum¹ where Client First Tax & Wealth Advisors (the "Adviser") acts as investment adviser to the fund(s) in the same Registered Investment Trust.
Annual Minimum per Fund²    Basis Points on Trust AUM²
$ […] for Funds 1-5     […] on the first $[…]
$ […] for Funds 6-10     […] on the next $[…]
$ […] for Funds 11+     […] on the next $[…]
    […] on the balance

See APPENDIX A for Services and Associated Fees in addition to the Base Fee
See APPENDIX B for OPTIONAL Supplemental Services and Associated Fees

¹ Each fund, regardless of asset size, will have fees allocated to it equal to the per fund minimum. Should the complex level basis point fee calculation exceed the complex level minimum fee level calculation, the fees in excess of the minimum will be allocated to each fund based on the percent on AUM.

Once a Fund is operational, should this service agreement with U.S. Bank be terminated prior to the end of the initial two year period, Adviser will be responsible for the balance of the minimum fees for the remainder of the service agreement's 12-month period beginning with the Fund's launch or any anniversary of launch. To avoid doubt, if Adviser launched a Fund on March 1, 2022 and terminated the relationship on June 30, 2023, Adviser would owe U.S. Bank up to [...]% of $ […] ($ […] admin/acct/ta + $ [….] Custody).

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

² Subject to annual CPI increase - All Urban Consumers - U.S. City Average" index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
Fees are calculated pro rata and billed monthly

APPENDIX A - Accounting, Administration, Transfer Agent & Account Services (in addition to the Base Fee)
Pricing Services

For daily pricing of each securities (estimated 252 pricing days annually)

■$ […] - Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps
■$ […] - Domestic Corporates, Domestic Convertibles, Domestic Governments and Agency, Mortgage Backed and Municipal Bonds
■$ […] - CMOs, Money Market Instruments, Foreign Corporates, Foreign Convertibles, Foreign Governments and Foreign Agencies, Asset Backed and High Yield Bonds.
■$[…] – Interest Rate Swaps, Foreign Currency Swaps
■$ […] - Bank Loans
■$ […] – Swaptions, Intraday money market funds pricing, up to 3 times per day
■$[…] – Credit Default Swaps
■$ […] per Month Manual Security Pricing (>25 per day)

■Derivative Instruments are generally charged at the following rates:
●$ […] - Interest Rate Swaps, Foreign Currency Swaps
●$ […] - Swaptions
●$ […] - Credit Default Swaps

Note: Prices are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security types, such as CLOs and CDOs, which may result in additional swap setup fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements
Corporate Action Factor Services

Fee for ICE data used to monitor corporate actions

■$ […] per Foreign Equity Security per Month
■$ […] per Domestic Equity Security per Month
■$ […] per CMOs, Asset Backed, Mortgage Backed Security per Month
Trust Chief Compliance Officer Annual Fee
■$ […] for the first fund
■$ […] for each additional fund 2-5
■$ […] for each fund over 5 funds
■$ […] per sub-adviser per fund (capped at $[…] per sub-adviser over the fund complex)
■Per advisor relationship, and subject to change based upon board review and approval

Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance)
■$ […] per security per month for fund administrative
SEC Modernization Requirements
■Form N-PORT - $ […] per year, per Fund
■Form N-CEN - $ […] per year, per Fund
Section 15(c) Reporting
■$ […] per fund per standard reporting package*
■Additional 15c reporting is subject to additional charges
■Standard data source - Morningstar; additional charges will apply for other data services

*Standard reporting packages for annual 15(c) meeting
●Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio w classes on one report) OR Full 15(c) report
●Performance reporting package: Peer Comparison Report
Core Tax Services
M1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedule, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing, Prepare state returns (limited to two) and Capital Gain Dividend Estimates (Limited to two).
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: Charges associated with accelerated effectiveness at DTCC SWIFT processing, customized reporting, third-party data provider costs (including GICS, MSCI, Lipper, etc.), postage, stationary, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses related to and including travel to and from Board of Trustee meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary), and travel related costs.

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

Fees are calculated pro rata and billed monthly

APPENDIX B - OPTIONAL Supplemental Services for Fund Accounting, Fund Administration & Portfolio Compliance (provided by U.S. Bank upon client request)
Daily Compliance Services
■Base fee - $ […] per fund per year
■Setup - $ […] per fund group
Section 18 Daily Compliance Testing (for derivatives and leverage)
■$ […] set up fee per fund complex
■$ […] per fund per month
C- Corp Administrative Services
■1940 Act C-Corp - U.S. Bank Fee Schedule plus $[…]
■1933 Act C-Corp - U.S. Bank Fee Schedule plus $[…]
Controlled Foreign Corporation (CFC)
■U.S. Bank Fee Schedule plus $[…]
Optional Tax Services
■Prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs) - $[…] per year
■Additional Capital Gain Dividend Estimates – (First two included in core services) - $[…] per additional estimate
■State tax returns – (First two included in core services) - $[…] per additional return
Tax Reporting - C-Corporations
Federal Tax Returns
■Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis) - $[…]
■Prepare Federal and State extensions (If Applicable) - Included in the return fees
■Prepare provision estimates - $ […] Per estimate
State Tax Returns
■Prepare state income tax returns for funds and blocker entities - $ […] per state return
●Sign state income tax returns -$ […] per state return

Assist in filing state income tax returns- Included with preparation of returns
■State tax notice consultative support and resolution -$ […] per fund

Fees are calculated pro rata and billed monthly

Advisor’s signature as acknowledgement of the fee schedule on Exhibit A is not needed. Client First Tax & Wealth Advisors signed the fee schedule proposal dated January 10, 2022, on January 25, 2022.